UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2025

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule
14a-12
under the Exchange Act (17 CFR
240.14a-12)
☐
Pre-commencement
communications pursuant to Rule
14d-2(b)
under the Exchange Act (17 CFR
240.14d-2(b))
☐
Pre-commencement
communications pursuant to Rule
13e-4(c)
under the Exchange Act (17 CFR
240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement
On March 24, 2025, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into a
364-Day
Revolving Credit Agreement, dated as of March 24, 2025 (the “Credit Agreement”), among CECONY, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, that replaces a separate
CECONY 364-Day Credit
Agreement that expired on March 24, 2025. A copy of the Credit Agreement is included as an exhibit to this report, and the description of the Credit Agreement that follows is qualified in its entirety by reference to the Credit Agreement.
Under the Credit Agreement, the Lenders committed to provide loans, on a revolving credit basis, to CECONY in an aggregate amount of up to $500 million. CECONY intends to use the Credit Agreement to support its commercial paper program. Loans issued under the Credit Agreement may also be used for other general corporate purposes. Any borrowings under the Credit Agreement would generally be at variable interest rates. Interest and fees for loans under the Credit Agreement generally reflect CECONY’s credit rating.
The Lenders’ commitments to make loans to CECONY under the Credit Agreement terminate on March 23, 2026 and are subject to certain conditions, including that there be no event of default or event which with notice or the lapse of time would become an event of default with respect to CECONY. The commitments are not subject to maintenance of credit rating levels or the absence of a material adverse change. Upon a change of control of CECONY or of its parent, Consolidated Edison, Inc. (“Con Edison”), or upon an event of default by CECONY, the Lenders may terminate their commitments and declare the aggregate unpaid principal amount of the loans outstanding (together with accrued interest thereon and all other amounts due and owing thereunder) under the Credit Agreement immediately due and payable.
Events of default include, among other things, CECONY’s failure to pay any principal of any loan issued pursuant to the Credit Agreement; CECONY’s failure to pay any interest or fees pursuant to the Credit Agreement within five days; CECONY’s failure to meet certain covenants, including covenants that CECONY’s ratio of consolidated debt to consolidated total capital not at any time exceed 0.65 to 1 and that CECONY will not create, assume or suffer a lien or other encumbrance on its assets exceeding 10 percent of CECONY’s consolidated net tangible assets; CECONY or its material subsidiaries failing to make one or more payments in respect of material financial obligations (in excess of $150 million in aggregate of debt or derivative obligations other than non-recourse debt); the occurrence of an event or condition which results in the acceleration of the maturity of any material debt (in excess of $150 million in aggregate of debt other than non-recourse debt)
or enables the holders of such debt to accelerate the maturity thereof; and other customary events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.
The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports each of Con Edison and CECONY has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10	364-Day Revolving Credit Agreement, dated as of March 24, 2025, among CECONY, the lenders party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC. CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer
Date: March 24, 2025